SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ________________________

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of report (date of earliest event reported): June 4, 2003



                        FINANCIAL INDUSTRIES CORPORATION
               (Exact name of Registrant as specified in charter)




     Texas                           0-4690                     74-2126975
(State or other                    (Commission               (I.R.S. employer
 jurisdiction of                   file number)              identification no.)
 incorporation)


                      6500 River Place Blvd., Building One
                               Austin, Texas 78730
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (512) 404-5000

                           __________________________

Introduction: On June 5, 2003, Financial Industries Corporation ("FIC"), through a subsidiary, acquired three companies in the secondary education financial services market. Each of the three transactions is described below. In connection with the acquisitions, FIC, or its subsidiaries, entered into the transactions which are described below:

Item 5 - Other Events and Regulation FD Disclosure.

(1)  Acquisition of Marketing Companies:

     A newly-created subsidiary of FIC, FIC Financial Services, Inc. ("FICFS") acquired all of the issued and outstanding capital stock of: (i) Total Consulting Group, Inc. ("TCG"), (ii) JNT Group, Inc. ("JNT") and (iii) three companies collectively referred to as "Paragon" - Paragon Benefits, Inc., The Paragon Group, Inc., and Paragon National, Inc. (collectively the "New Era Marketing Companies"). The Acquisitions were consummated pursuant to three separate Stock Purchase Agreements by and among the parties and were executed as a component of the strategic business plan outlined by FIC earlier this year.

     (a) TCG. TCG is a consulting firm and registered investment advisor with clients in the secondary education marketplace. The Stock Purchase Agreement by and among FICFS, FIC, TCG and the shareholders of TCG is attached as Exhibit 10.1, hereto, which is also incorporated herein by reference. The consideration paid by FICFS for the purchase of TCG was $1,984,824 in cash and 97,417 shares of restricted common stock of FIC. The restricted common stock is subject to a lock-up period of 12 months for shareholders other than Mike Cochran ("Cochran") and John Pesce ("Pesce"). The restricted common stock issued to Cochran and Pesce is locked-up pursuant to a three-year vesting schedule, which is subject to the continued employment of Cochran and Pesce under the five-year employment agreements entered into between Cochran, Pesce, and FICFS. FICFS entered into the employment agreements with the two principals of TCG to ensure the continuity of its business operations.

     (b) JNT. JNT is an independent fee-based third party administrator operating principally in Texas and California. The Stock Purchase Agreement by and among FICFS, FIC, JNT and the shareholders of JNT is attached as Exhibit 10.2, hereto, which is also incorporated herein by reference. The consideration paid by FICFS for the purchase of JNT was $514,583.45 in cash and 17,899 shares of restricted common stock of FIC. The restricted stock portion of the consideration is subject to a three-year vesting restriction based on the three-year employment agreement entered into by and between FICFS and the principal of JNT, Earl W. Johnson.

     (c) Paragon. Paragon provides employee benefit products and services to the secondary education marketplace. The Stock Purchase Agreement by and among FICFS, the Registrant, Paragon and the shareholders of Paragon is attached as Exhibit 10.3, hereto, which is also incorporated herein by reference. The consideration paid by FICFS for the purchase of Paragon was $1,410,750 in cash and 105,593 shares of restricted common stock of the Registrant. A portion of the restricted stock is subject to forfeiture if certain business targets are not met. Additionally, FICFS entered into employment agreements with three of the principals of Paragon, Scott A. Bell, Wayne S. Desselle (both for five- year terms), and Chris Murphy ( for a three-year term).

          The purchase price for the Acquisitions was determined in arms-length negotiations among the parties. There were no material relationships among the various sellers and FIC or any of its affiliates, any director or officer of FIC, or any associate of any such director or officer prior to the Acquisitions.

(2) Marketing Agreement: In addition to the acquisitions described in Item 1, above, and the establishment of FICFS as a wholly-owned subsidiary of FIC, the life insurance company subsidiaries of FIC (Investors Life Insurance Company of North America ("Investors Life"), and Family Life Insurance Company ("Family Life") entered into a marketing agreement with Equita Financial and Insurance Services of Texas, Inc. ("Equita"), a Dallas-based company engaged in the marketing and sale of insurance policies, annuity contracts and related financial products. Under the terms of the agreement, Equita was granted an exclusive appointment to market products underwritten by Investors Life and Family Life ("Products") to individuals in the "senior market" (individuals over the age of fifty-five) (the "Exclusive Market"). The appointment is for a ten-year period; however, the exclusive rights of Equita terminate unless $75,000,000 in net written premiums for Products are collected with respect to the Exclusive Market in 2004 and $150,000,000 in premiums for Products are collected with respect to the Exclusive Market for each calendar year thereafter. The agreement provides for a carry over of production in excess of the minimum requirements the next year for purposes of satisfying the production requirements for that year. If the aggregate level of net level premium production in the Exclusive Market reaches $1.45 billion, the exclusive of Equita terminates if the level of net written premium in any year is less than $50 million. The agreement provides for certain adjustments to the above-described production requirements in the event that either Investors Life or Family Life does not make available for sale an index annuity product by April 30, 2004.

     FIC's life insurance subsidiaries and Equita expect to develop new Products specifically targeted to the Exclusive Market. The FIC companies retain the right to require that such Products meet the internal rate of return requirements established by the FIC companies.

     The agreement provides that certain existing and future marketing operations of FIC's insurance subsidiaries are excluded from the rights provided to Equita and it includes provision for the extension of the exclusive to companies that may be acquired by FIC in the future, unless such new acquisition had a previously- established operation in the senior market.

(3) Stock Purchase and Option Agreement - American Physicians Service Group, Inc. ("APS"): In consideration of the role which APS served in having brought the opportunity to acquire the New Era Marketing Companies to FIC and APS's intention to actively assist FIC in promoting FIC's business plan, FIC sold 27,395 shares of its common stock, par value $.20 ("Common Stock") per share to APS, at a purchase price of $14.64 per share. These shares represent a portion of the shares which FIC recently purchased from Roy F. Mitte pursuant to the provisions of the previously announced settlement of the litigation between FIC, Mitte family members, and the Mitte Foundation (the "Settlement Agreement"). The provisions of the Settlement Agreement are described in FIC's Quarterly Report on Forms 10-Q and 10-Q/A for the quarterly period ended March 31, 2003. In addition, FIC granted to APS an option to acquire up to 323,000 shares of Common Stock at a per share exercise price equal to $16.42 per share, but only if "Qualifying Premiums" for the "Determination Period" exceed $200,000,000. The Qualifying Premiums requirement refers, with certain exceptions, to the amount of premiums for life insurance and annuity products marketed through FIC Financial Services, Inc. ("FICFS"), the newly-established subsidiary of FIC which purchased the New Era Marketing Companies and includes premiums received by FIC's life insurance subsidiaries in connection with the Equita Marketing Agreement described above. The Determination Period means the period beginning on July 1, 2003 and ending on December 31, 2005. Unless earlier exercised, the option expires on December 31, 2006.

     The agreement provides that, following the closing date, FIC shall appoint Kenneth Shifrin, Chairman and CEO of APS (or any substitute designee of APS reasonably acceptable to FIC (the "APS Nominee") to serve on the FIC Board. In addition, FIC agreed that, with respect to the 2003 annual shareholders meeting and 2004 annual shareholders meeting, (a) to propose as a nominee for election to the FIC Board at such meeting the individual designated as the APS Nominee, (b) to include the name of the APS Nominee on FIC's proxy statement and proxy card for such meeting, (c) to recommend to its shareholders the election of the APS Nominee of the Board, (d) to solicit proxies on behalf of the APS Nominee to the same extent proxies are solicited on behalf of any other nominee for election to the Board and
     (e) to cause the attorneys-in-fact or proxies named in the applicable proxy cards to vote the shares with respect to which proxies are given in the manner directed by such proxy cards. In the event that the attorneys-in-fact or proxies referenced in clause (e) utilize cumulative voting, such persons shall cumulate votes in favor of the APS Nominee if such cumulative voting will result in the election of at least four directors.

(4) Stock Purchase and Option Agreement - Equita Financial and Insurance Services of Texas, Inc. ("Equita"): In consideration of the role which Equita served in having brought the opportunity to acquire the New Era Marketing Companies to FIC and Equita's intention to assist FIC in the implementation of its business plan through the marketing agreement described above, FIC granted to Equita an option to acquire up to 169,000 shares of Common Stock at a per share exercise price equal to $16.42 per share, but only if "Qualifying Premiums" for the "Determination Period" exceed $200,000,000. The definitions of Qualifying Premiums and Determination Period are the same as those for the option granted to APS with respect to the base option only. In addition, FIC granted to Equita an additional option to purchase up to 158,000 shares of Common Stock at a per share exercise price equal to $16.42 per share, but only at the rate of 10,000 shares for each $10,000,000 increment by which Qualifying Premiums for the Determination Period exceed $200,000,000. Unless earlier exercised, the options granted to Equita expire on December 31, 2006.

     The agreement provides that, following the closing date, FIC shall appoint Eugene Woznicki (or any substitute designee of Equita reasonably acceptable to FIC (the Equita Nominee) to serve on the FIC Board. In addition, FIC agreed that, with respect to the 2003 annual shareholders meeting and 2004 annual shareholders meeting, (a) to propose as a nominee for election to the FIC Board at such meeting the individual designated as the Equita Nominee, (b) to include the name of the Equita Nominee on FIC's proxy statement and proxy card for such meeting, (c) to recommend to its shareholders the election of the Equita Nominee of the Board, (d) to solicit proxies on behalf of the Equita Nominee to the same extent proxies are solicited on behalf of any other nominee for election to the Board and
     (e) to cause the attorneys-in-fact or proxies named in the applicable proxy cards to vote the shares with respect to which proxies are given in the manner directed by such proxy cards. In the event that the attorneys-in-fact or proxies referenced in clause (e) utilize cumulative voting, such persons shall cumulate votes in favor of the Equita Nominee if such cumulative voting will result in the election of at least eight directors.

(5) Registration Rights Agreement: In connection with the options granted to APS and Equita, the shares of FIC common stock purchased by APS from FIC and the shares of FIC common stock acquired by APS and M&W Insurance Services, Inc. (an affiliate of Equita) from the Mitte Foundation, FIC agreed to (i) on or prior to October 1, 2003, file with the Securities and Exchange Commission a shelf registration statement pursuant to Rule 415 under the Securities Act on Form S-1 or Form S-3, if the use of such form is then available as determined by the Company, to cover resales of such shares, and (ii) use its commercially reasonable efforts to cause the shelf registration statement to be declared effective as soon as reasonably practicable following its filing with the SEC. In addition, FIC agreed to use its reasonable best efforts to keep the shelf registration statement continuously effective for a period ending on March 31, 2007, unless the need to discontinue the registration statement in effect to that date should occur. FIC also agreed to include the shares of restricted stock issued in connection with the acquisition of the New Era Marketing Companies in the same shelf registration statement.

(6) Employment Agreement and Option Agreement - William P. Tedrow: In order to implement its business plan for the New Era Marketing Companies, FIC appointed William P. Tedrow as President of FICFS and a Vice President of FIC. In addition, FIC and Mr. Tedrow entered into an employment agreement, for a term ending March 31, 2009. The agreement provides for an annual base salary of $250,000, with provision for an annual bonus, not to exceed $200,000 per year. The amount of any annual bonus shall be established by the Chief Executive Officer ("CEO") of FIC on the following basis: (i) one-third of the amount of the annual bonus will be based upon performance criteria established by the CEO with respect to the operating results of FICFS, (ii) one-third of the amount of the annual bonus will be established by the CEO with respect to the operating results of FIC and (iii) one-third of the amount of the annual bonus will be determined at the sole discretion of the CEO. In addition, the agreement provides Mr. Tedrow with a 6% stock interest in FICFS subject to a right of repurchase by FIC and a lump sum payment of $400,000 for Mr. Tedrow's efforts in organizing and intergrating the New Era Marketing Companies to FIC. The restricted stock interest is repurchase by FIC on December, 31, 2008, or earlier upon termination of the employment agreement or the termination of the employment of Mr. Tedrow. The repurchase price is based upon the valuation of FICFS and an actuarial valuation of the block of insurance and annuity policies produced by or through FICFS; provided, however, if the repurchase is made in connection with the termination of Mr. Tedrow's employment for cause, or if Mr. Tedrow terminates his employment without good reason (as defined in the agreement), the repurchase price is limited to $10. If the repurchase price exceeds $5 million, FIC may, in lieu of paying such excess in cash, deliver to Mr. Tedrow a subordinated note of FIC, such note to be for a ten-year term, with equal payments of principal and interest on a semi-annual basis, and bearing interest at the then-prevailing rate for ten-year U.S. Treasury notes, plus 2.5%;

     In addition, FIC granted to Mr. Tedrow an option to purchase up to 150,000 shares of Common Stock at a per share exercise price of $13.07, but only if "Qualifying Premiums" for the "Determination Period" exceed $200,000,000. The definitions of Qualifying Premiums and Determination Period are the same as those for the option granted to APS. Unless earlier exercised, the options expire on December 31, 2006, or earlier in the event of the termination of Mr. Tedrow's employment for cause or if he terminates his employment without good cause.

(7) FIC has issued $15,000,000 aggregate principal amount of Floating Rate Senior Notes due 2033 (the "Senior Notes") and entered into a Senior Notes Subscription Agreement ("Subscription Agreement") with InCapS Funding I, Ltd. ("InCapS"), wherein InCapS agreed to purchase the Senior Notes. The Senior Notes were issued on May 22, 2003 pursuant to an indenture between FIC and Wilmington Trust Company, as Trustee (the "Indenture"). Sandler O'Neill & Partners, L.P. acted as the placement agent for the Senior Notes under the terms of a placement agreement dated May 13, 2003 (the "Placement Agreement", and collectively the Subscription Agreement, Indenture and Placement Agreement are referred to as the "Operative Documents").

     The principal amount of the Senior Notes is to be paid on May 23, 2033 and interest shall be paid quarterly, beginning on August 23, 2003, at the rate of 4.20% over LIBOR (LIBOR is recalculated quarterly and the interest rate may not exceed 12.5% prior to May 2008). FIC may redeem the Senior Notes at any time on or after May 23, 2008 by payment of 100% of the principal amount of the Senior Notes being redeemed plus unpaid interest accrued to the payment date. In accordance with the terms of the Operative Documents, the entire principal and any interest accrued, but unpaid, may become immediately due and payable upon an event of default, which includes: failure to pay interest within 30 days of any due date; failure to pay principal when due; the bankruptcy or insolvency of FIC; or the merger of FIC or sale of all or substantially all of FIC's assets unless the successor entity to a merger is a United States corporation (or a foreign corporation which agrees to be bound by certain tax provisions included in the Indenture). The Operative Documents also place certain limitations on the offer or sale of securities of FIC, if such offer or sale would render invalid the Senior Notes' exemption from the registration requirements of the Securities Act of 1933; and further restrict, for a two year period, purchases of senior notes which are restricted securities.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

          (c) Exhibits

          The following exhibits are included with this Report:

          Exhibit 10.1
          Stock Purchase Agreement , by and among Total Compensation Group Consulting, Inc., John Pesce, Mike Cochran, Arthur A. Howard, Geoffrey Calaway, W.M. Hartman, Edward F. Harman, III, M.B. Donaldson, Teri Hoyt, Alycia Andrews, Charles Francis, Tom Cook, David Allen, and Marcus Smith (collectively the "Sellers"), Financial Industries Corporation, and FIC Financial Services, Inc. (the "Purchaser").

          Exhibit 10.2
          Stock Purchase Agreement by and among JNT Group, Inc., Earl W. Johnson (the "Seller"), Total Compensation Group Consulting, Inc., Financial Industries Corporation, and FIC Financial Services, Inc.("Purchaser").

          Exhibit 10.3
          Stock Purchase Agreement by and among Paragon Benefits, Inc., The Paragon Group, Inc., Paragon National, Inc., Scott A. Bell, Wayne C. Desselle, and Chris Murphy (collectively Bell, Desselle, and Murphy as the "Sellers"), Financial Industries Corporation, and FIC Financial Services, Inc.,( the "Purchaser").

          Exhibit 10.4
          Marketing Agreement by and among Investors Life Insurance Company of North America, Family Life Insurance Company and Equita Financial and Insurance Services of Texas, Inc.

          Exhibit 10.5
          Stock  Purchase  and  Option   Agreement  by  and  between   Financial
          Industries Corporation, and American Physicians Service Group, Inc.

          Exhibit 10.6
          Stock Option Agreement by and among Financial Industries Corporation, Equita Financial and Insurance Services of Texas, Inc., and, solely for purposes of Section 4.5 of the agreement, M&W Insurance Services, Inc.

          Exhibit 10.7
          Registration Rights Agreement by and among Financial Industries Corporation, American Physicians Service Group, Inc., M&W Insurance Services, Inc., Equita Financial and Insurance Services of Texas, Inc.

          Exhibit 10.8
          Employment Agreement by and between Financial Industries Corporation and William P. Tedrow.

          Exhibit 10.9
          Stock Option Agreement between Financial Industries Corporation and William P. Tedrow.

          Exhibit 10.10
          Senior Notes Subscription Agreement between Financial Industries Corporation and InCapS Funding I, Ltd.,

          Exhibit 10.11
          Placement  Agreement  with  Sandler  O'Neill  &  Partners,  L.P.  (The
          "Placement Agent"), as agent of FIC, with respect to the issue and sale by FIC and the placement by the Placement Agent of $15,000,000 aggregate principal amount of Floating Rate Senior Notes of FIC.

          Exhibit 10.12
          Indenture Agreement between Financial Industries Corporation and Wilmington Trust Company, as trustee, pertaining to the issuance by FIC of the Floating Rate Senior Debt Securities due 2033.

          Exhibit 99.1
          Press release dated June 5, 2003 issued by Financial Industries Corporation


Item 9.  REGULATION FD DISCLOSURE

On June 5, 2003, Financial Industries Corporation ("FIC") issued a press release announcing that it has acquired three companies in the secondary education financial services market. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

In a separate transaction, APS and M&W Insurance Services, Inc. (an affiliate of Equita) also announced that they had purchased 312, 484 shares and 204,918 shares, respectively, of FIC stock from the Roy F. and Joann Cole Mitte Foundation. These purchases represent a reduction in the number of shares for which FIC was to locate a purchaser in connection with the terms of the Settlement Agreement. In addition, APS purchased 27,395 shares from FIC, which shares represent a portion of the shares which FIC recently purchased from Roy
F. Mitte pursuant to the provisions of the Settlement Agreement.


        NOTE: The information in Item 9 of this report (including Exhibit 99.1) is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Such information will not be deemed an admission as to the materiality of any information contained in Item 9 that is required to be disclosed solely by regulation FD.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        FINANCIAL INDUSTRIES CORPORATION



Date: June 5, 2003                     By:  /s/ Eugene E. Payne
                                           __________________________________
                                           Eugene E. Payne
                                           President and Chief Executive Officer